FIRST AMENDMENT TO PURCHASE AGREEMENT WITH
                               ESCROW INSTRUCTIONS

DATED:           To be effective as of May 18, 1998 (the "Effective Date").

PARTIES: The Parties to this First Amendment to Purchase Agreement With Escrow Instructions (the "First Amendment") are:

                 (a) BRENTWOOD WEST PARTNERS, LLP, an Arizona registered limited liability partnership ("Seller"); and,

                 (b) PARKBRIDGE  CAPITAL  GROUP,  INC.,  an Oregon  corporation, and/or Assignee ("Buyer").

ESCROW AGENT:    CHICAGO TITLE INSURANCE COMPANY

ESCROW NO.:      9804614-1

RECITALS:

                  A. Seller and Buyer entered into that certain Purchase Agreement With Escrow Instructions dated to be effective as of April 14, 1998 (the "Purchase Agreement").

                  B. Seller and Buyer desire to amend the Purchase Agreement generally to: (i) reduce the Purchase Price by $165,000.00; (ii) provide for Buyer's waiver of Buyer's contingencies in the Purchase Agreement except the Study Period with respect to matters of survey shall not expire until May 22, 1998; and, (iii) provide for immediate payment of the $300,000.00 Additional Earnest Money, all as more particularly set forth in this First Amendment.

AGREEMENTS:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

                  1. INCORPORATION OF RECITALS. All of the foregoing Recitals are incorporated herein as agreements of the Parties.

                  2. AMENDMENT TO PURCHASE AGREEMENT. Seller and Buyer hereby amend the Purchase Agreement as follows:

                            2.1 The  first two lines of  Paragraph  4.A.  of the
Purchase Agreement are hereby deleted in their entirety and restated as follows:

                                    "A.  Purchase  Price.   The  Purchase  Price
                                    (herein  so  called)  to be paid by Buyer to
                                    Seller for the  Property  is  $13,035,000.00
                                    payable as follows:", and,

                            2.2 The  first  sentence  of  Paragraph  4.A.(2)  is
hereby deleted in its entirety and restated as follows:

                                    "(2)  Additional  Earnest  Money.  Upon  the
                                    earlier  of : (i)  expiration  of the  Study
                                    Period (as defined below);  or, (ii) Buyer's
                                    written waiver of Buyer's  contingencies  in
                                    Paragraphs  7  and  10  below,  Buyer  shall
                                    deposit  with Escrow  Agent  $300,000.00  in
                                    cash or other  immediately  available  funds
                                    (the "Additional  Earnest Money") to be held
                                    by  Escrow  Agent  until   cancellation   as
                                    provided below or paid to Seller at Close of Escrow.".

                  3. NO FURTHER AMENDMENTS. Except as set forth in Paragraph 2. of this First Amendment, all of the terms and provisions of the Purchase Agreement shall remain in full force and effect.

                  4. BUYER ACKNOWLEDGEMENT AND WAIVER. Buyer hereby: (i) acknowledges receipt of all documents to be provided by Seller to Buyer in accordance with Paragraphs 7 and 9 of the Purchase Agreement; and, (ii) waives and releases any and all rights Buyer may have under the Purchase Agreement to cancel the Purchase Agreement by virtue of the contingencies set forth in Paragraphs 7 and 9 of the Purchase Agreement, it being hereby agreed that such contingencies are hereby satisfied and otherwise waived by Buyer, except for Study Period with respect to matters of survey shall not expire until May 22, 1998.

                  5. CONDITION PRECEDENT TO PRICE ADJUSTMENT. The decrease in the Purchase Price as more particularly set forth in Paragraph 2.1 above, shall only be effective and is wholly contingent upon Buyer's deposit of the Additional Earnest Money, in immediately available funds, with Escrow Agent on or before 5:00 p.m. MST on Friday, May 22, 1998.

                  6. Counterparts. This First Amendment may be executed in counterparts and by facsimile signatures in accordance with Paragraphs 20.G. and 20.M. of the Purchase Agreement.


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


                  IN WITNESS WHEREOF, the Parties have executed this First Amendment as of the Effective Date.

SELLER: BRENTWOOD WEST PARTNERS LLP, an Arizona registered limited liability partnership,

                                      By:      H & E MESA PARTNERSHIP, a general
                                      partnership, General Partner


                                               By:               /S/
                                                  ------------------------------
                                               Its:  Authorized General Partner

                                      By:      L & F INVESTMENTS LIMITED
                                               PARTNERSHIP, an Arizona limited
                                               partnership, General Partner

                                                By: DAUBENMIER REVOCABLE
                                                TRUST, General Partner

                                                    By:          /S/
                                                       -------------------------
                                                       Frances B. Daubenmier,
                                                       as Trustee

                                      By:      TRUSTEE OF THE EIF TRUST U/T/A
                                               DATED 3/13/95, General Partner

                                               By:              /S/
                                                  ------------------------------
                                                  Lloyd Kent, Trustee


BUYER:                                PARKBRIDGE CAPITAL GROUP, INC., an
                                      Oregon corporation


                                      By:             /S/
                                            ----------------------------
                                      Its:  President


542859/10169-0003

                             PURCHASE AGREEMENT WITH
                               ESCROW INSTRUCTIONS


         THIS PURCHASE AGREEMENT WITH ESCROW INSTRUCTIONS (this "Agreement"), is entered into effective as of April 14, 1998 (the "Effective Date"), by and between BRENTWOOD WEST PARTNERS, LLP, an Arizona registered limited liability partnership ("Seller"), and PARKBRIDGE CAPITAL GROUP, INC., an Oregon corporation, or Assignee ("Buyer").

                                    RECITALS:

         A. Seller is the owner of that certain real property located at 3104 East Broadway, Mesa, Arizona, which is more particularly described on Exhibit A (the "Real Property"). The Real Property is currently operated as a mobile home park known as "Brentwood West Mobile Home Park".

         B. Buyer desires to purchase the Property (as defined below) from Seller, and Seller desires to sell the Property to Buyer, on the terms and conditions set forth below.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants set forth in this Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (collectively, the "Parties"; individually a "Party") agree as follows:

         1. Agreement to Buy and Sell. Subject to the terms and conditions set forth below, Buyer agrees to purchase the Property from Seller, and Seller agrees to sell the Property to Buyer.

         2. Description of Property. The term "Property" shall include the following:

                  A.  The Real Property;

                  B. The mobile home that is currently being used as the residence of the manager of the Real Property ("Manager's Mobile Home") and the equipment and other personal property that is listed on Exhibit B (collectively, the "Personal Property").

                  C. All of Seller's interest,  to the extent  transferable,  in any permits and licenses related to the ownership, maintenance, use and occupancy of the Property (collectively, the "Permits"), the name "Brentwood West Mobile Home Park", the current phone number for the Property, any and all contracts related to the ownership, maintenance, use and operation of the Real Property and/or the Personal Property, including, but not limited to, the contracts listed on Exhibit C (collectively, the "Contracts"; each, individually, a "Contract") and the leases for mobile home spaces on the Property and any and all other leases related to the ownership, maintenance, use and operation of the Property, a detailed list of which shall be attached as Exhibit "A" to the Assignment (as defined below) at Close of Escrow (collectively, the "Leases"; each, individually a "Lease").


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



         3.       Escrow.

                  A. Opening of Escrow. Escrow No. 9804614-41 (the "Escrow") shall be opened when: (i) 3 fully executed counterpart originals of this Agreement executed by Seller and Buyer have been delivered to Chicago Title Insurance Company, a Missouri corporation, 2415 East Camelback Road, Suite 300, Phoenix, Arizona 85016, Attn: Sam Adkins (the "Escrow Agent"); and (ii) Buyer shall have deposited the Initial Earnest Money (as defined below) with Escrow Agent (the "Opening of Escrow"). Escrow Agent shall advise Seller and Buyer, in writing, of the Opening of Escrow and the date thereof.

                  B. Escrow Cancellation Charges. If Escrow fails to close because of Seller's default, Seller shall be liable for any cancellation of Escrow Agent charges. If Escrow fails to close because of Buyer's default, Buyer shall be liable for any cancellation charges of Escrow Agent. If Escrow fails to close for any other reason, Seller, on the one hand, and Buyer, on the other, shall each be liable for one-half of any cancellation charges of Escrow Agent.

         4.       Consideration From Buyer.

                  A. Purchase Price. The Purchase Price (herein so called) to be paid by Buyer to Seller for the Property is $13,200,000.00 payable as follows:

                           (1)  Initial  Earnest  Money.  Upon  the  Opening  of
Escrow, Buyer shall deposit with Escrow Agent $200,000.00 in cash or other immediately available funds (the "Initial Earnest Money") to be held by Escrow Agent until cancellation as provided below or paid to Seller at Close of Escrow (as defined below).

                           (2) Additional  Earnest Money. Upon the expiration of
the Study Period (as defined below), Buyer shall deposit with Escrow Agent $300,000.00 in cash or other immediately avail able funds (the "Additional Earnest Money") to be held by Escrow Agent until cancellation as provided below or paid to Seller at Close of Escrow. The Initial Earnest Money and the Additional Earnest Money shall sometimes be referred to collectively or alternatively as the "Earnest Money".

                           (3) Closing Funds.  On or before the Close of Escrow,
Buyer shall deposit with Escrow Agent, in the form of cash or other immediately available funds, the balance of the Purchase Price to be paid to Seller upon the Close of Escrow (collectively, the "Closing Funds").

                           (4) No Reduction for Brokerage  Fees.  There shall be
no reduction of Purchase Price for any brokerage fees, finders fees, or similar fees, payable to any person. Any such fees payable shall be paid by Buyer from separate funds in addition to the Purchase Price.

                  B. Distribution of Purchase Price. If Seller elects, Seller may dissolve prior to the Closing, in which event, Seller shall cause its partners to sell the Property to Buyer and the Purchase Price and the closing costs shall be allocated among each of the partners as follows:

           1)   H&E Mesa Partnership, a general partnership:        54.5%
           2)   L&F Investments Limited Partnership, an Arizona
                limited partnership:                                40.0%
           3)   Lloyd Kent, as Trustee of the EJF Trust U/T/A
                Dated March 3, 1995:                                 5.5%

         5. Earnest Money. Seller and Buyer hereby instruct Escrow Agent to put the Earnest Money in a federally insured daily interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money, and interest accrued thereon, shall be applied as follows:

                  A. Cancellation By Buyer. If Seller defaults or if Buyer cancels this Agreement pursuant to the terms of this Agreement, the Earnest Money and all interest accrued thereon less $100.00 representing the fair consideration paid by Buyer to Seller for this Agreement (the "Fair Consideration") shall be paid immediately to Buyer.

                  B. Default By Buyer. If Buyer defaults, the Earnest Money and all interest accrued thereon shall be paid to Seller.

                  C. Close of Escrow. If Escrow closes, the Earnest Money and all interest accrued thereon to Close of Escrow shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at Close of Escrow.

         6.  Close of Escrow; Conveyance of Title; Title Insurance.

                  A. Close of Escrow. Consummation of the purchase of the Property (the "Close of Escrow" or "Closing") and recordation of the appropriate Transfer Documents (as defined below) shall take place on or before the 30th day after the expiration of the Study Period (as defined below), or such later date mutually agreed to in writing by and between Buyer and Seller (the "Closing Date"). At or before Closing, each Party shall execute and deliver such documents and perform such acts as are provided for in this Agreement. The Closing shall be extended for a period not to exceed an additional thirty-five
(35) days if necessary to prevent a prepayment default on the indebtedness referred in Item 4, under Schedule B - Section 1 of the Commitment for Title Insurance (as defined below).

                  B. Closing Costs. All recording fees shall be paid by Seller, all escrow service fees shall be paid one-half by Seller and one-half by Buyer and all other escrow closing costs shall be charged by Escrow Agent to, and paid by, the respective Parties in accordance with local custom as determined by Escrow Agent unless payment of such costs is specifically provided for in this Agreement or the Transfer Documents (as defined below). Real property taxes, improvement liens and other assessments affecting the Property shall be prorated to the Close of Escrow. The real property taxes shall be prorated on the basis of the latest available tax statement; provided, however, that if, after Closing, the actual tax bill for the Property varies from Escrow Agent's pro-ration figures, a new pro-ration shall be completed and the Party in whose favor any difference exists after pro-ration shall be entitled to recover such difference from the other Party. Except as provided in this Section, Seller and Buyer shall each bear their own costs in regard to the Purchase Transaction (as defined below). Seller agrees that all closing costs payable by Seller shall be deducted from Seller's proceeds otherwise payable to Seller at Close of Escrow. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer's closing costs.

         All rent and other monthly sums due from the tenants and others under the Leases shall be pro rated as of the Close of Escrow. All charges for gas, electricity, water and any other utilities serving the Property and not charged directly to the tenants and all other operating expenses of the Property shall be prorated as of the Close of Escrow outside of Escrow and paid to Buyer within 30 days after the Close of Escrow in cash, by check or by wire transfer. With regard to utilities, upon Close of Escrow, Seller shall cancel all utility accounts which may then be in Seller's name and Seller shall be entitled to receive and collect any utility deposits which may be due Seller as of Close of Escrow.

                  C. The Transfer Documents. On or prior to the Close of Escrow, Seller and Buyer, as applicable, shall duly execute, acknowledge and deliver the following to Escrow Agent for recordation, if appropriate, and delivery upon Close of Escrow:

                           (1) A  Special  Warranty  Deed,  in form and  content
identical to Exhibit D (the "Deed"), executed and acknowledged by Seller, conveying title to the Property to Buyer;

                           (2) An  Affidavit  of  Property  Value,  required  by
A.R.S. ss.42-1612, in form and content identical to Exhibit E (the "Affidavit");

                           (3) An Assignment and Assumption  Agreement,  in form
and content identical to Exhibit F (the "Assignment"), executed by Seller, assigning to Buyer Seller's interest in the Permits, the Leases and the Contracts and executed by Buyer assuming all of Seller's obligations under the Permits, the Leases and the Contracts; and

                           (4) A Bill of Sale  (herein so  called),  in form and
content identical to Exhibit G, executed by Seller, assigning to Buyer Seller's interest in the Personal Property.

The Deed, the Affidavit, the Assignment, the Bill of Sale and all other documents, if any, which may be necessary to consummate the Purchase Transaction are collectively referred to as the "Transfer Documents".

                  D. Title Insurance. Escrow Agent, at Seller's cost, shall issue or cause to be issued a standard coverage owner's policy of title insurance (the "Owner's Policy") in the amount of the Purchase Price. If Buyer elects to obtain an extended coverage lender's policy of title insurance, any endorsements, any inspection reports or any survey, Buyer shall pay the additional premiums and costs for each.

                  E. IRS Section 1445. Seller shall furnish to Buyer in Escrow by Close of Escrow a sworn affidavit, in the form of Exhibit H (the "Non-Foreign Affidavit") in accordance with Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

                  F. Delivery of Possession. Seller shall vacate and deliver possession of the Property to Buyer at Close of Escrow, subject to the rights of the tenants under the Leases.

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



                  G. Escrow Instructions. This Agreement, when deposited with Escrow Agent, shall constitute instructions to Escrow Agent, as escrow agent, for the consummation of the Purchase Transaction. Attached as Exhibit I is Escrow Agent's printed form conditions of escrow (the "Escrow Instructions") which, together with this Agreement, shall constitute all of the instructions to Escrow Agent with respect to the Purchase Transaction. It is provided, however, that in the event of a conflict between the terms and conditions of the Escrow Instructions and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail. Without limiting the generality of the foregoing, in no event shall Escrow Agent be indemnified or held harmless for any liability or claim arising from its own negligence or its own intentional misconduct or act of malfeasance and the so-called "13-day notice" provision, if any, in the Escrow Instructions is hereby deleted.

         7. Buyer's Contingencies. Buyer's obligation to consummate the transaction contemplated by this Agreement (the "Purchase Transaction") is subject to the satisfaction of the following conditions precedent (any or all of which may be waived by Buyer):

                  A. The Study Period. Buyer shall have approved the condition of the Property. Buyer shall have until 5:00 p.m. Arizona time on the 30th day after the Opening of Escrow (the "Study Period"), at Buyer's sole cost, within which to review the Property Documents (as defined below) and to conduct and/or approve any investigations, studies or tests deemed necessary by Buyer to determine the feasibility of acquiring and developing the Property, including, but not limited to, environmental studies (collectively, the "Studies"; each a "Study"). Buyer agrees to immediately provide a copy of each Study to Seller, including, but not limited to, a copy of any environmental assessment report of the Property. Seller hereby grants to Buyer and Buyer's agents, employees or contractors the right to enter upon the Property during the Study Period to conduct the Studies during normal business hours, after reasonable notice. In consideration of Seller granting Buyer the right of entry to the Property, Buyer shall and does hereby agree to hold harmless Seller and Seller's agents, employees and partners and such partners' respective partners, trustees, beneficiaries, employees and agents (collectively, the "Indemnified Parties"; each an "Indemnified Party") for, from and against any and all liabilities, claims, losses or damages, including, but not limited to, court costs and attorneys' fees, which may be incurred by an Indemnified Party because of the Studies and to restore the Property to the condition existing immediately prior to any such Study. Buyer's obligations as provided in the preceding sentence shall survive the cancellation of this Agreement and the Close of Escrow, as applicable. If the results of any of the Studies are not acceptable to Buyer and Buyer so notifies Seller and Escrow Agent in writing on or before the end of the Study Period (the "Cancellation Notice"), this Agreement shall be canceled. Buyer's failure, for any reason, to give the Cancellation Notice before the expiration of the Study Period automatically shall be deemed to be Buyer's election to close the Escrow.

                  B. Failure of Condition Precedent. If Buyer elects to cancel this Agreement pursuant to the foregoing provisions of this Section 7, the
Initial Earnest Money plus interest accrued thereon (less the Fair Consideration) shall be refunded immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither Seller nor Buyer shall have any further liability or obligation under this Agreement. If Buyer does not elect to cancel the Agreement pursuant to the foregoing provisions of this
Section 7, the Earnest Money (the Initial Earnest Money and the Additional Earnest Money), plus interest accrued thereon, shall be non-refundable.


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



                  C. Delivery to Seller. In the event Buyer performs an environmental assessment of the Property, Buyer hereby agrees to provide a copy of any data, draft, final report or other information that is prepared by any environmental consultant engaged by Buyer (hereinafter collectively referred to as "Information") within 48 hours after the preparation of said Information. Buyer also hereby agrees that Seller shall receive the benefit of any and all representations and warranties that may be made by the above environmental consultant.

         8. Acceptance of Title. Buyer hereby approves and accepts the condition of title to the Property as set forth in the Commitment for Title Insurance issued by Escrow Agent, Escrow Title No. 9804614, dated effective March 3, 1998 ("Commitment of Title Insurance") a copy of which is attached hereto as Exhibit J.

         9. Review of Property Documents. During the Study Period, Seller, without warranty as to the accuracy or content thereof, agrees to permit Buyer to inspect and review all information in Seller's possession or control relating to the operation of the Property for the last 3 years, a current rent roll, the Leases and the Contracts (collectively, the "Property Documents"). Buyer acknowledges that the Property Documents and other information of any kind or nature relating to the Property which Buyer has reviewed or received or may review or receive from Seller or Seller's respective agents, is, will be or has been furnished on the express condition that Buyer shall make Buyer's own independent verification of their accuracy. Buyer further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources and Seller and Seller's partners, employees and agents: (1) have not made any independent investigation or verification of such information; and (2) do not make any representations as to the accuracy or completeness of such infor mation. Buyer agrees that Buyer shall not attempt to assert any liability against any Indemnified Party by reason of Seller or Seller's partners, employees or agents having furnished such information or by reason of any such information becoming or proving to have been incorrect or inaccurate in any respect, and Buyer does hereby covenant and agree to defend, pay, indemnify and hold harmless the Indemnified Parties for, from and against any and all such claims of liability by any person or entity.

         10. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer, that to Seller's actual knowledge, without inquiry, as of the Effective Date and as of Close of Escrow, and agree (with the understanding that Buyer is relying on these warranties, representations and covenants) as follows:

                  A. Authority; Binding Nature of Agreement. This Agreement has been authorized by all necessary entity action on behalf of Seller, the person executing this Agreement on behalf of Seller has the authority to do so, when so executed this Agreement shall be the legal, valid and binding obligation of Seller and, upon fulfillment of all conditions described herein, this Agreement shall not breach any of the organizational documentation of Seller.

                  B. Personal Property. Seller does not own any mobile homes currently located on the Property, except the Manager's Mobile Home, or hold any interest in any other mobile homes currently located on the Property, directly or indirectly, by lease, sublease, sale/leaseback or other agreement, other than those, if any, specifically disclosed to Buyer in writing, prior to the Closing Date.

                  C. Notice Obligations. Should Seller receive notice or knowledge of any information that would have a material adverse effect on any of the matters set forth in this Section 10 after the Opening of Escrow and prior to the Close of Escrow, Seller will notify Buyer of the same in writing.

                  D. Limitation of Seller's Representations and Warranties. Except as otherwise ex pressly set forth in this Section 10, Seller makes no guarantees, warranties or representations, express or implied, with respect to the Property, the condition of title, the suitability of the Property for any in tended purpose or habitability, the size, location, physical condition, encroachments, access, availability of utilities, zoning, value, future value, income potential, productivity, rights to, adequacy of or quality of the water supply or water transaction. Without limiting the foregoing, except as set forth in this Agreement, Seller makes no warranties or representations of any kind regarding the environmental condition of the Property or the presence or absence of hazardous wastes or toxic materials or any other warranties or representations of any kind regarding the environmental condition of the Property, including, but not limited to, the presence or absence of asbestos, radon gas, formaldehyde, oil, PCB'S, underground storage tanks, or any other hazardous or toxic waste or materials. No Seller warranty of any kind shall survive the Close of Escrow or the cancellation or termination of the Escrow and this Agreement.

         11. Buyer's Representations, Warranties and Covenants. Buyer hereby represents and warrants to Seller, as of the Effective Date and as of the Close of Escrow, and agree (with the understanding that Seller is relying on these representations, warranties and covenants) as follows:

                  A. Authority; Binding Nature of Agreement. This Agreement has been authorized by all necessary entity action on behalf of Buyer, the person executing this Agreement on behalf of Buyer has the authority to do so, when so executed this Agreement shall be the legal, valid and binding obligation of Buyer and, upon fulfillment of all conditions described herein, this Agreement shall not breach any of the organizational documentation of Buyer.

                  B. No Oral Representations and Warranties. Buyer acknowledges that no person act ing on behalf of Seller is authorized to make, and by execution of this Agreement Buyer acknowledges that no person has made, any representation, warranty, guaranty or promise, whether oral or written, except as expressly set forth in this Agreement; and any agreement, statement, representation or promise made by any person which is not contained in this Agreement may not be relied upon and shall not be valid or binding upon Seller. The only representations or warranties outstanding with respect to the subject matter of the Purchase Transaction, either express or implied by law, are expressly set forth in this Agreement.

                  C. Limitation of Seller's Representations; "As-Is Sale". Buyer acknowledges and agrees that the Property shall be purchased in an "as-is," "where is" condition, and, except as otherwise specifically stated in this Agreement, Seller and Seller's partners, agents or employees make no warranty or representation of any kind, type or nature, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Buyer accepts the Property in its present condition, with all faults, any warranties of merchantability or fitness for a particular purpose being hereby expressly disclaimed. Buyer acknowledges and agrees that Buyer will inspect the Property and that Buyer is purchasing the Property solely upon the basis of such investigation and not on the basis of any repre sentation, express or implied, written or oral, made by, or on the basis of any information provided or to be provided by, Seller or Seller's partners, agents or employees. Seller is hereby released from all responsibility regarding the valuation or condition of all or any portion of the Property. Seller shall have no responsibility to remove, remedy or repair any existing improvements, materials or conditions located or existing on the Property.

         12. Commissions. Seller and Buyer warrant that they have not dealt with any finder, broker or realtor in connection with the transaction embodied by this Agreement except as described in Exhibit "K." If any person shall assert a claim to a finder's fee or brokerage commission on account of alleged employment as a finder or broker in connection with the Purchase Transaction, the Party under whom the finder or broker is claiming shall indemnify and hold harmless the other Party for, from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claims. Seller shall have no obligation to pay any commission due or alleged to be due to Buyer's broker. The Parties' obligations under this Section 12 shall survive the cancellation of this Agreement and the Close of Escrow, as applicable.

         13.      Remedies.

                  A. Pre-Closing Seller's Default. If Seller defaults (provided there is no pre-existing default by Buyer), Buyer may elect in writing, as Buyer's sole remedy, to: (i) waive such breach and close Escrow; (ii) cancel the Escrow and this Agreement; or (iii) file an action for specific performance.

                  B. Pre-Closing Buyer's Default. If Buyer defaults, Seller may either: (i) waive such breach and close Escrow; or (ii) by written notice to Buyer and Escrow Agent, cancel this Agreement whereupon the Earnest Money (Initial Earnest Money and Additional Earnest Money) plus interest thereon shall be paid immediately by Escrow Agent to Seller. Seller and Buyer agree that it would be impractical or extremely difficult to fix actual damages in case of the Buyer's default; that the amount of the Earnest Money paid by Buyer is a reasonable estimate of the Seller's damages in case of Buyer's default; and that Seller shall retain the Earnest Money as Seller's damages and, thereafter, except as otherwise provided in this Agreement, neither Party shall have any further obligation to the other under this Agreement.

                  C. Post-Closing Default. If a breach or default of an obligation becomes known after Closing, Buyer and Seller shall be entitled to all remedies available to them at law or in equity, except for the right of rescission and the right to receive consequential and/or punitive damages which Buyer and Seller both hereby expressly waive.

         14.      Notices.

                  A. Addresses. Except as otherwise required by law, any notice required or permitted under this Agreement shall be in writing and shall be given by personal delivery, or by deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant to the terms of this Section, or any express or overnight delivery service [e.g. Federal Express], delivery charges prepaid:

       If to Seller:               Kevin Kvamme and Herb Korthius
                                   1913 Twin Sister Court
                                   Lynden, Washington  98264

                                   and

                                   Frances Daubenmier
                                   4121 North 64th Place
                                   Scottsdale, Arizona 85251

                                   and

                                   Lloyd Kent, CPA
                                   4455 East Broadway Road
                                   Mesa, Arizona

                                   With a copy to:

                                   Mariscal, Weeks, McIntyre & Friedlander, P.A.
                                   Attn: Les Raatz, Esq.
                                   2901 North Central Avenue
                                   Suite 200
                                   Phoenix, Arizona 85012

       If to Buyer:                Parkbridge Capital Group, Inc.
                                   Attn: Lee Meekcoms
                                   16325 Boones Ferry Road, suite 104
                                   Lake Oswego, OR 97035

       If to Escrow Agent:         Chicago Title Insurance Company
                                   Attn: Sam Adkins
                                   2415 East Camelback Road, #300
                                   Phoenix, Arizona 85016

                  B. Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received on the date on which the notice is received, if notice is given by personal delivery, and on the 2nd day following deposit in the mail, if notice is mailed. Notwithstanding the foregoing, no payment shall be deemed made until actually received by the intended payee. If Escrow has opened, a copy of any notice given to a Party shall also be given to Escrow Agent by regular mail or by any other method provided for in this Section.

         15. Further Assurances. Each Party, promptly upon the request of the other or upon the request of Escrow Agent, shall do such further acts and shall execute and have acknowledged and delivered to the other Party or to Escrow Agent, as may be appropriate, any and all further documents or instruments as may be reasonably requested or appropriate in connection with the Purchase Transaction to carry out the intent and purpose of this Agreement.

         16. Indemnification. Buyer shall and hereby does, indemnify and agree to pay, defend (with counsel acceptable to Seller) and hold harmless the Indemnified Parties for, from and against any liability, obligation, action, suit, judgment, fine, award, loss, claim, demand or expense (including attorneys' fees) arising from any act or omission of Buyer pertaining in any manner to the Property for the period of time during Buyer's ownership after the Close of Escrow.

         17. Recourse. Notwithstanding anything to the contrary contained in this Agreement, recourse for any liability or obligation of Seller under this Agreement shall be limited to Seller's interest in the Property only, and in no event shall Seller or Seller's partners or the spouses of any of them, or any of their respective heirs, successors, personal representatives, or assigns, or any of their respective separate properties or assets, be subject to any claim, obligation or liability of the Seller arising under this Agreement or otherwise in connection with the actions or transactions provided for in this Agreement.

         18. Risk of Loss. Seller shall bear all risk of loss or damage to the Property which may occur prior to the Close of Escrow, subject to the terms of
Section 7(A) of this Agreement.

         19. Confidentiality. Buyer agrees with Seller as follows:

                  A. Buyer shall retain in confidence all Confidential Information transmitted to Buyer by Seller. Buyer shall not disclose any Confidential Information except to their employees or agents who need to know such information, provided that such employees and agents are informed by Buyer of the confidential nature of such information and that by receiving such information they are agreeing to be bound by this Agreement, which shall be fully enforceable against them as if they signed a counterpart of this
Agreement. Buyer hereby agrees to pay, defend, indemnify and hold harmless Sellers and Sellers' members, managers, partners, trustees, beneficiaries, employees and agents (collectively, the "Indemnified Parties", each an "Indemnified Party") for, from and against any cost, damage, loss, or expense caused by or arising out of the unauthorized disclosure by Buyer, or any such employee or agent of Buyer, of any Confidential Information. Any Confidential Information disclosed by Sellers or Buyer pursuant to this Agreement shall be disclosed solely for the purpose of determining whether to enter into the Purchase Transaction and shall not be used by Buyer for any other purpose. If Buyer is legally compelled to disclose any Confidential Information or else stand liable for contempt or suffer other censure or penalty, Buyer may disclose such information solely for such purpose without liability under this Agreement provided that Buyer shall have used reasonable efforts to obtain an order or other reasonable assurance that confidential treatment will be accorded to such information.

                  B.  In  the  event  that  any   Seller  or  Buyer   terminates
discussions of the Purchase Transaction for any reason: (i) Buyer shall promptly deliver to Seller (without retaining copies) any documents or other written information obtained from Seller in connection with such discussions and Buyer shall promptly deliver to Seller, or at Seller's request, Buyer shall destroy any notes, extracts, summaries or other materials derived in any way from Confidential Information; and (ii) Buyer shall continue to maintain the confidentiality of all Confidential Information previously received. For purposes of this Agreement, the term "documents" shall be construed to include all tangible materials containing any Confidential Information, including, without limitation, all computer disks, tapes, electronic or magnetic media or storage of any kind.

                  C. Neither Buyer nor Seller shall, without the prior written consent of the other, make any statement, public announcement or release to any publication or the press or make any statement to any competitor, employee, customer, supplier or third party with respect to such discussions or the Purchase Transaction (including the identity of each other), except as may be necessary to comply with the requirements of any applicable law, governmental order or regulation.

                  D. The term "Confidential Information" shall mean, any confidential non-public information provided by Sellers, including, but not limited to, financial information, know-how, products, and other intellectual property, customer and supply resource lists, financial and/or operating (income and/or expense) data and trade secrets. The term "Confidential Information" shall exclude information which: (i) is generally available to the public at the time of its receipt by Buyer; (ii) was known to Buyer prior to its disclosure to Buyer as evidenced by documents in Buyer's possession prior to disclosure by Sellers; or (iii) is disclosed to Buyer by a third party that is not bound by any similar confidentiality agreement.

         20.      Miscellaneous.

                  A. Modification and Waiver. Except as expressly provided herein to the contrary, no supplement modification or amendment of any term of this Agreement shall be deemed binding or effective unless in writing and signed by the Parties. No waiver of any of the provisions of this Agree ment shall constitute or be deemed a waiver of any other provision, nor shall any waiver be a continuing waiver. Except as otherwise expressly provided in this Agreement, no waiver shall be binding unless executed in writing by the Party making the waiver.

                  B. Exhibits; Recitals. All Exhibits and Recitals referenced in this Agreement are incorporated in, shall constitute a part of, this Agreement.

                  C. Entire Agreement. This Agreement and the Transfer Documents contain the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement. All agreements and understandings entered into prior to the date of this Agreement with respect to the subject matter of this Agreement are revoked and superseded by this Agreement and the Transfer Documents. No representations, warranties, inducements, promises, agreements, or understandings not contained in the Transfer Documents regarding the subject matter of this Agreement shall be of any force or effect after the Close of Escrow unless in writing, executed by the Party to be bound and dated the Closing Date.

                  D. Attorneys' Fees. If either Party breaches any provision of this Agreement, the breaching Party shall pay to the non-breaching Party all actual and reasonable attorneys' fees and other costs and expenses incurred by the non-breaching Party in enforcing this Agreement or preparing for legal or other proceedings, regardless of whether suit is instituted. If it becomes necessary for either Party to employ legal counsel or to bring an action at law or other proceeding to enforce any of the terms, covenants or conditions of this Agreement, the prevailing Party in any such action or proceeding shall be entitled to recover its costs and expenses incurred in such action from the other Party, including, but not limited to, reasonable attorneys' fees set by the Court (and not by a jury) at both trial and appellate levels, and if any judgment is obtained by the prevailing Party, all such costs, expenses and fees shall be included in the judgment.

                  E. Severability. If any term or provision of this Agreement is declared void, invalid or unenforceable, or the application thereof to any person or circumstance shall, to any extent, be de clared void, invalid or unenforceable, by a court of competent jurisdiction, then such term or provision shall be deemed amended and reformed to delete therefrom that portion thus adjudicated void, invalid or unenforceable and to the extent such term or provision is deemed unenforceable by virtue of its scope, but may be made enforceable by limiting the scope of such term or provision, each Party agrees that such term or provision shall be enforceable to the fullest extent permissible and the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law.

                  F. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Parties to this Agreement and their respective heirs, executors, administrators, personal representatives, successors and assigns.

                  G. Counterparts. This Agreement may be executed in multiple counterparts, but all such counterparts shall constitute but one and the same Agreement. If counterparts are employed, then, upon the Opening of Escrow and the Close of Escrow, as applicable, Escrow Agent shall assemble all counterpart signature pages into a single document, and copies of this document shall be delivered to Seller and Buyer. The Parties agree that this Agreement may be transmitted between them via facsimile. The Parties intend that the faxed signatures constitute original signatures and that a faxed agreement containing the signatures (original or faxed) of all the Parties is binding upon the Parties.

                  H. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Arizona. Any action brought to interpret or enforce any provisions of this Agreement, or otherwise relating to or arising from this Agreement, shall be commenced and maintained in the Superior Court of the State of Arizona, in and for the County of Maricopa and each of the Parties consents to jurisdiction and venue in such court for such purposes.

                  I. Captions. The captions of the paragraphs of this Agreement are inserted for convenience only and shall not define, limit extend, control or affect the meaning or construction of any provision hereof.

                  J. Time of the Essence; Computation of Time. Time is of the essence in each and every provision of this Agreement. In computing any period of time under this Agreement, the date of the act or event from which the designated period of time begins to run shall not be included. The last day of the period so completed shall be included unless it is Saturday, Sunday or legal holiday. The time for performance of any obligation or taking any action under this Agreement shall be deemed to expire at 5:00 p.m. Phoenix time, on the last day of the applicable time period provided in this Agreement.

                  K. Interpretations and Definitions. The Parties agree that each Party and such Party's counsel have reviewed and revised this Agreement (or have had the opportunity to do so) and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not apply in the interpretation of this Agreement.

                  L. Code Section 6045. Escrow Agent, as the Party responsible for closing the transaction contemplated herein within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code, shall file all necessary information, reports, returns, and statements (collectively, the "Reports") regarding the transaction as may be required by the Code including, but not limited to, the Reports required pursuant to Section 6045 of the Code.

                  M. Telecopy Signatures. Signatures may be exchanged by telecopy, with the original signature to follow. Each Party agrees to be bound by its own telecopied signature and to accept the telecopied signature of the other Parties, provided an original of such signature is provided within a reasonable time thereafter.

                  N. Waiver. Failure of any Party to exercise any right or option arising out of a breach of this Agreement shall not be deemed a waiver of any right or option with respect to any subsequent or different breach, or the continuance of any existing breach.

                  O. No Recordation or Filing. Neither this Agreement nor any memorandum of this Agreement shall be recorded. Prior to Closing, Buyer shall make no filing of any kind with the City of Mesa or with Maricopa County, without the prior written consent of Seller, which consent may be withheld in Seller's sole discretion. Any attempted recordation or filing by Buyer in violation of this Section shall constitute a default by Buyer.

                  P. Expiration of Offer. This offer shall expire unless Seller accepts it on or before 5:00 p.m. Phoenix time on April 14, 1998. Seller shall accept this offer by executing three (3) copies of this Agreement and delivering the same to Escrow Agent along with Buyer's Earnest Money on or before the expiration of this offer. Escrow Agent shall thereupon open the Escrow, execute all copies of this Agreement, and promptly provide Buyer and Seller each with a copy of this Agreement executed by each of the Parties.

BUYER:
                                 --------------------------------------


SELLER: BRENTWOOD WEST LLP, an Arizona registered limited liability partnership,

                                 By:      H & E MESA PARTNERSHIP, a general
                                          partnership, General Partner


                                          By:_________________________________
                                          Its: Authorized General Partner

                                 By:      L & F INVESTMENTS LIMITED
                                          PARTNERSHIP, an Arizona limited
                                          partnership, General Partner

                                          By:      DAUBENMIER REVOCABLE
                                                   TRUST,  General Partner

                                                   By:__________________________
                                                      Frances B. Daubenmier,
                                                       as Trustee

                                 By:      TRUSTEE OF THE EJF TRUST U/T/A
                                          DATED 3/13/95, General Partner

                                          By:_______________________________
                                                   Lloyd Kent, Trustee

                                   ACCEPTANCE

         This Agreement is accepted as of this _____ day of April, 1998, by Escrow Agent, which date is deemed to be the date of Opening of Escrow for the purposes of this Agreement, and Escrow Agent agrees to perform the acts applicable to Escrow Agent in accordance with the terms of this Agreement. Escrow Agent acknowledges its receipt of a fully executed original of this Agreement as of the date set forth above.

ESCROW AGENT:                      CHICAGO TITLE INSURANCE COMPANY,
                                   a Missouri corporation


                                   By:__________________________________________
                                            Its:________________________________




F:\USERS\TLT\BRNTWOOD\2166001S.20C

                                Legal Description






                       See Exhibit "A-1" attached hereto.






























































                                  EXHIBIT A TO
                               PURCHASE AGREEMENT

                                PERSONAL PROPERTY



              TO BE SUPPLIED BY SELLER ON OR BEFORE CLOSE OF ESCROW

































































                                  EXHIBIT B TO
                               PURCHASE AGREEMENT

                                    CONTRACTS



              TO BE SUPPLIED BY SELLER ON OR BEFORE CLOSE OF ESCROW

































































                                  EXHIBIT C TO
                               PURCHASE AGREEMENT

                                     BROKERS



         1.       BROKERS ENGAGED BY SELLER:  NONE.

         2.       BROKERS ENGAGED BY BUYER:

                  Saguaro Properties
                  (Gary Gunsalus)




























































                                  EXHIBIT K TO
                               PURCHASE AGREEMENT